UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2007

COCA-COLA ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-09300 (Commission File No.)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on March 3, 2007, Marvin J. Herb, a member of the board of directors of Coca-Cola Enterprises Inc., resigned from his current term on the board. However, Mr. Herb has been nominated by the board to stand for election to a new three-year term, commencing at the April 2007 annual meeting of shareowners and expiring in 2010.

Mr. Herb, who is age 69, would be ineligible for another term on the board when his current term would have expired in 2009. This is because the company’s bylaws prohibit the election or re-election of any director who has attained age 70 or greater.

The nomination to the new term, contingent upon Mr. Herb’s resignation, occurred at the board’s meeting on February 9, 2007.

In light of Mr. Herb’s significant financial investment in the company and his experience gained from his many years as a major bottler of Coca-Cola, the board decided that Mr. Herb’s nomination was appropriate and in the company’s best interest, because it would give Mr. Herb an additional year of service on the board consistent with the company’s policy regarding maximum age for election to the board, which remains unchanged.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC. (Registrant)

Date: March 8, 2007	By: /S/ JOHN J. CULHANE John J. Culhane Executive Vice President and General Counsel

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